Exhibit 99.1

April 29, 2026	FOR IMMEDIATE RELEASE

CTS Announces First Quarter 2026 Results

Strong Results driven by Growth in Diversified End‑Markets

Lisle, Ill. - CTS Corporation (NYSE: CTS), a leading global designer and manufacturer of highly engineered solutions that “Sense, Connect and Move,” today announced results for the first quarter of 2026.

“CTS delivered another quarter of strong performance, with diversified end‑market sales up 18% year over year and modest growth in transportation,” said Kieran O’Sullivan, CEO of CTS Corporation. “Our teams executed well, driving profitable growth, margin expansion, and strong cash generation. Diversification remains central to our strategy as we continue to strengthen our growth and quality of earnings.”

First Quarter 2026 Results

•
Sales were $139 million in the first quarter of 2026, up 11% year-over-year. Sales to diversified end markets increased 18%. Sales to the transportation market increased 3%.
•
Net income was $17 million, or 12.4% of sales, compared to $13 million, or 10.6% of sales in the first quarter of 2025.
•
Diluted EPS was $0.59, up 15 cents from $0.44 in the first quarter of 2025.
•
Adjusted Gross margin was 39.5%, up 250 bps from 37.0% in the first quarter of 2025.
•
Adjusted EBITDA margin was 23.0%, up 250 bps from 20.5% in the first quarter of 2025.
•
Adjusted diluted EPS was $0.62, up 18 cents from $0.44 in the first quarter of 2025.
•
Operating cash flow was $17.3 million, up $1.8 million from $15.5 million in the first quarter of 2025.

2026 Guidance

Assuming the continuation of current market conditions, CTS is narrowing its previous guidance of 2026 sales from a range of $550-$580 million to $560-$580 million and adjusted diluted EPS from a range of $2.30-$2.45 to $2.35-$2.45.

CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

www.ctscorp.com

Conference Call and Supplemental Materials

As previously announced, CTS has scheduled a conference call for 10:00 a.m. (ET) today. The dial-in numbers for access from the U.S. are: +1-833-470-1428 (Toll-Free) and +1-646-844-6383 (Local), if calling from outside the U.S., please refer to Global Dial In Numbers to identify the applicable dial-in number for your location. The passcode is 815166. In addition, CTS will be using a supplemental slide presentation that will be referred to during the call. The presentation and a live audio webcast of the conference call will be available and can be accessed directly from CTS’ website at https://investors.ctscorp.com/news-events/events-and-presentations/.

Any replay, rebroadcast, transcript or other reproduction or transmission of this conference call, other than the replay accessible through the website noted above, has not been authorized by CTS and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

About CTS

CTS Corporation (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and provides engineered products to customers in the aerospace & defense, industrial, medical and transportation markets. For more information, visit www.ctscorp.com/.

Diversified end markets, previously referred as the “non-transportation” market, includes the industrial, aerospace & defense, and medical end markets.

www.ctscorp.com

Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this document regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are, or may be deemed to be, “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this document, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “on track,” “poised,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are based on management’s expectations, certain assumptions, and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties, and other factors, which could cause CTS’ actual results, performance, or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: supply chain disruptions (including, but not limited to, the availability and cost of rare earth elements, minerals and metals); changes in the economy generally, including inflationary and/or recessionary conditions and increased tariffs, and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the funding of contracts by the U.S. Government; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks (including, without limitation, the impact of tariffs on China, Canada and Mexico, and other nations, the potential impact of U.S./China relations and the impact of geopolitical conflicts may have on our business, results of operations and financial condition; write offs of goodwill on our balance sheet; the amount and timing of any share repurchases; and the effect of any cybersecurity incidents on our business. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS's most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532 USA

+1 (630) 577-8800

ashish.agrawal@ctscorp.com

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net sales	$139,230	$125,769
Cost of goods sold	84,244	79,220
Gross margin	54,986	46,549
Selling, general and administrative expenses	25,984	23,623
Research and development expenses	6,634	6,190
Restructuring charges	386	451
Operating earnings	21,982	16,285
Other (expense) income:
Interest expense	(708)	(1,167)
Interest income	480	447
Other (expense) income, net	(81)	557
Total other expense, net	(309)	(163)
Earnings before income taxes	21,673	16,122
Income tax expense	4,476	2,755
Net earnings	$17,197	$13,367
Earnings per share:
Basic	$0.60	$0.45
Diluted	$0.59	$0.44
Basic weighted – average common shares outstanding:	28,689	30,013
Effect of dilutive securities	313	313
Diluted weighted – average common shares outstanding:	29,002	30,326
Cash dividends declared per share	$0.04	$0.04

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited) March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$90,851	$82,295
Accounts receivable, net of allowances of $636 and $910, respectively	93,771	88,096
Inventories, net	57,270	52,854
Other current assets	24,123	29,461
Total current assets	266,015	252,706
Property, plant and equipment, net	89,404	89,741
Operating lease assets, net	29,726	22,542
Other Assets
Goodwill	208,665	209,611
Other intangible assets, net	148,627	153,562
Deferred income taxes	24,314	25,110
Other assets	10,404	11,039
Total other assets	392,010	399,322
Total Assets	$777,155	$764,311
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$50,328	$48,220
Accrued payroll and benefits	4,098	3,453
Operating lease obligations	14,722	20,732
Accrued expenses and other liabilities	36,261	37,283
Total current liabilities	105,409	109,688
Long-term debt	62,500	57,500
Long-term operating lease obligations	28,363	21,841
Long-term pension obligations	3,684	3,698
Deferred income taxes	12,631	12,800
Other long-term obligations	7,093	6,998
Total Liabilities	219,680	212,525
Commitments and Contingencies
Shareholders’ Equity
Common stock	326,577	324,982
Additional contributed capital	41,791	43,303
Retained earnings	729,518	713,467
Accumulated other comprehensive income	11,919	13,748
Total shareholders’ equity before treasury stock	1,109,805	1,095,500
Treasury stock	(552,330)	(543,714)
Total shareholders’ equity	557,475	551,786
Total Liabilities and Shareholders’ Equity	$777,155	$764,311

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

(In millions of dollars, except percentages and per share amounts)

Non-GAAP Financial Measures

From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

CTS has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) restructuring charges; (2) restructuring-related charges; (3) environmental charges; (4) acquisition-related adjustments; (5) inventory fair value step-up costs; (6) foreign exchange (gains) losses; (7) non-cash pension expenses (income); and (8) certain discrete tax items are useful and assist in comparing CTS’ current operating results with past periods and with the operational performance of other companies in its industry. Included below is a description of the expenses that CTS has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures.

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Restructuring charges – costs primarily relating to workforce reduction costs, building and equipment relocation costs, asset impairment charges and other facility closure costs in connection with our continued optimization of our organization.
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Restructuring-related charges – costs related to restructuring actions that do not qualify as direct restructuring charges under US GAAP. These include duplicative expenses incurred due to the plant consolidation related transition activities such as excess rent, utilities, personnel related and other costs prior to start of production at the new location.
•
Environmental charges – costs associated with our non-operating facilities that are unrelated to ongoing operations. Currently, none of these costs and accruals relate to sites that provide revenue generating activities for the Company.
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Acquisition-related adjustments – diligence and transaction costs related to acquisitions including related contingent earnout and other adjustments.
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Inventory fair value step-up costs – purchase accounting-related inventory costs from acquisitions.
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Foreign exchange (gains) losses – remeasurement income and expenses for non-U.S. subsidiaries with the U.S. dollar as the functional currency.
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Non-cash pension expenses (income) – pension income and expenses relating to the non-operating U.S. pension and post-retirement life insurance plans, including historical plan settlement activities.
•
Discrete tax items – non-recurring, infrequent, or unusual tax adjustments (e.g., valuation allowances, uncertain tax position changes, unremitted assertion changes and discrete impacts associated with pre-tax non-GAAP items or due to tax law changes, etc.).

At times, the reconciliations below have been intentionally rounded to the nearest thousand, or $0.01 for EPS figures, and, therefore, may not sum.

www.ctscorp.com

Adjusted Gross Margin

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2026	2025	2025	2024	2023
Gross margin	$55.0	$46.5	$208.0	$187.6	$190.9

Net sales	$139.2	$125.8	$541.3	$514.8	$550.4

Gross margin as a % of net sales	39.5%	37.0%	38.4%	36.4%	34.7%

Adjustments to reported gross margin:
Restructuring-related charges (b)	—	—	0.2	0.7	0.6
Inventory fair value step-up (b)	—	—	—	2.1	—

Adjusted gross margin	$55.0	$46.5	$208.2	$190.4	$191.4

Adjusted gross margin as a % of net sales	39.5%	37.0%	38.5%	37.0%	34.8%

Adjusted Operating Earnings

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2026	2025	2025	2024	2023
Operating earnings	$22.0	$16.3	$82.6	$71.2	$75.1

Net sales	$139.2	$125.8	$541.3	$514.8	$550.4

Operating earnings as a % of net sales	15.8%	12.9%	15.3%	13.8%	13.6%

Adjustments to reported operating earnings:
Restructuring charges (c)	0.4	0.5	1.4	4.7	7.1
Restructuring-related charges (b)	0.1	—	0.7	0.7	0.6
Environmental charges (a)	0.2	0.2	5.5	1.6	3.5
Acquisition-related adjustments (a)	0.1	(0.2)	(3.4)	(0.3)	0.4
Inventory fair value step-up (b)	—	—	—	2.1	—
Total adjustments to reported operating earnings	$0.7	$0.5	$4.2	$8.8	$11.5

Adjusted operating earnings	$22.7	$16.8	$86.9	$80.0	$86.6

Adjusted operating earnings as a % of net sales	16.3%	13.4%	16.0%	15.5%	15.7%

Adjusted EBITDA Margin

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2026	2025	2025	2024	2023
Net earnings	$17.2	$13.4	$65.3	$55.5	$60.5

Net sales	$139.2	$125.8	$541.3	$514.8	$550.4

Net earnings margin	12.4%	10.6%	12.1%	10.8%	11.0%

Depreciation and amortization expense	8.8	8.5	34.5	30.9	28.7
Interest expense	0.7	1.2	4.3	4.2	3.3
Tax expense	4.5	2.8	18.5	13.1	14.6

EBITDA	31.2	25.8	122.6	103.7	107.2

EBITDA Margin	22.4%	20.5%	22.6%	20.1%	19.5%

Adjustments to EBITDA:
Restructuring charges (c)	0.4	0.5	1.4	4.7	7.1
Restructuring-related charges (b)	0.1	—	0.7	0.7	0.6
Environmental charges (a)	0.2	0.2	5.5	1.6	3.5
Acquisition-related adjustments (a)	0.1	(0.2)	(5.6)	(0.3)	0.4
Inventory fair value step-up (b)	—	—	—	2.1	—
Non-cash pension and related expense (d)	—	—	0.1	0.2	—
Foreign currency loss (gain) (d)	0.1	(0.5)	(1.3)	2.7	2.0

Total adjustments to EBITDA	0.8	-	0.9	11.7	13.5

Adjusted EBITDA	$32.0	$25.8	$123.4	$115.4	$120.7

Adjusted EBITDA Margin	23.0%	20.5%	22.8%	22.4%	21.9%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

	Three Months Ended March 31,
	2026	2026	2025	2025
		Per share		Per share
Net earnings (A)	$17.2	$0.59	$13.4	$0.44

Adjustments to reported net earnings:
Restructuring charges (c)	0.4	0.01	0.5	0.02
Restructuring-related charges (a)	0.1	0.00	—	—
Environmental charges (a)	0.2	0.01	0.2	0.01
Acquisition-related adjustments (a)	0.1	0.00	(0.2)	(0.01)
Foreign currency loss (gain) (d)	0.1	0.00	(0.5)	(0.01)
Total pretax adjustments to reported net earnings	$0.8	$0.03	$—	$0.01
Income tax effect of above adjustments (f)	(0.2)	(0.01)	(0.2)	(0.01)
Total adjustments, tax affected (f) (B)	$0.7	$0.02	$(0.2)	$(0.00)

Tax adjustments:
Other discrete tax items (e)	—	—	—	—
Total tax adjustments (C)	$—	$—	$—	$—
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$17.9	$0.62	$13.2	$0.44

Net sales	$139.2		$125.8

Net earnings as a % of net sales	12.4%		10.6%

Adjusted net earnings as a % of net sales	12.8%		10.5%

	Twelve Months Ended December 31,
	2025	2025	2024	2024	2023	2023
		Per share		Per share		Per share
Net earnings (A)	$65.3	$2.19	$55.5	$1.80	$60.5	$1.92

Adjustments to reported net earnings:
Restructuring charges (c)	1.4	0.05	4.7	0.15	7.1	0.22
Restructuring-related charges (a)	0.7	0.02	0.7	0.02	0.6	0.02
Environmental charges (a)	5.5	0.18	1.6	0.05	3.5	0.11
Acquisition-related adjustments (a)	(5.6)	(0.19)	(0.3)	(0.01)	0.4	0.01
Inventory fair value step-up (b)	—	—	2.1	0.07	—	—
Non-cash pension and related expense (d)	0.1	0.00	0.2	0.01	—	—
Foreign currency (gain) loss (d)	(1.3)	(0.04)	2.7	0.09	2.0	0.06
Total pretax adjustments to reported net earnings	$0.9	$0.03	$11.7	$0.38	$13.5	$0.42
Income tax effect of above adjustments (f)	(0.6)	(0.02)	(2.2)	(0.07)	(2.4)	(0.07)
Total adjustments, tax affected (f) (B)	$0.3	$0.01	$9.5	$0.31	$11.1	$0.35

Tax adjustments:
Increase in valuation allowances (e)	—	—	—	—	—	—
Other discrete tax items (e)	0.8	0.03	0.3	0.01	(1.6)	(0.05)
Total tax adjustments (C)	$0.8	$0.03	$0.3	$0.01	$(1.6)	$(0.05)
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$66.3	$2.23	$65.3	$2.12	$70.0	$2.22

Net sales	$541.3		$514.8		$550.4

Net earnings as a % of net sales	12.1%		10.8%		11.0%

Adjusted net earnings as a % of net sales	12.3%		12.7%		12.7%

(a) Reflected in Selling, general and administrative and other income (expense), net.
(b) Reflected in Cost of goods sold.
(c) Reflected in Restructuring charges.

(d) Reflected in Other income (expense), net.

(e) Reflected in Income tax expense. For 2023, discrete tax items include adjusting for tax benefits resulting from $0.6 million for research and development tax credits from prior years, $0.8 million in foreign tax credits related to prior years from a 2023 tax law change, as well as $0.2 million from the release of uncertain tax benefits. For 2024, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for a foreign subsidiary. For 2025, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for research and developmental credits and the tax impacts of an immaterial correction of a prior period error.

(f) We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments. For all periods presented, we applied the statutory income tax rates to the taxable portion of all of our adjustments. Our acquisition costs and foreign currency gains and losses included in our non-GAAP adjustments were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs.

NOTE: CTS believes that adjusted gross margin, adjusted operating earnings, adjusted EBITDA margin, adjusted net earnings and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of CTS’ core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS’ fundamental business operations (such as those items noted above in the paragraph titled “Non-GAAP Financial Measures”) or were not part of CTS’ business operations during a comparable period.

Controllable Working Capital

	March 31,		December 31,
	2026	2025	2025	2024	2023
Net accounts receivable	$93.8	$81.4	$88.1	$77.6	$78.6

Net inventory	$57.3	$53.9	$52.9	$52.3	$60.0

Accounts payable	$(50.3)	$(43.2)	$(48.2)	$(42.6)	$(43.5)

Controllable working capital	$100.7	$92.1	$92.7	$87.3	$95.1

Quarter sales	$139.2	$125.8	$137.3	$126.4	$124.7
Multiplied by 4	4	4	4	4	4
Annualized sales	$556.9	$503.1	$549.1	$505.6	$498.8

Controllable working capital as a % of annualized sales	18.1%	18.3%	16.9%	17.3%	19.1%

NOTE: CTS believes the controllable working capital ratio is a useful measure because it provides an objective measure of the efficiency with which CTS manages its short-term capital needs.

Free Cash Flow

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2026	2025	2025	2024	2023
Net cash provided by operating activities	$17.3	$15.5	$102.1	$98.2	$88.8
Capital expenditures	(5.0)	(4.5)	(15.7)	(18.6)	(14.7)
Free cash flow	$12.3	$11.0	$86.4	$79.6	$74.1

Operating cash flow as a percentage of net earnings	101%	116%	156%	177%	147%
Free cash flow as a percentage of adjusted net earnings	69%	83%	130%	122%	106%

NOTE: CTS believes that free cash flow is a useful measure because it demonstrates the company’s ability to generate cash. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Capital Expenditures

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2026	2025	2025	2024	2023
Capital expenditures	$5.0	$4.5	$15.7	$18.6	$14.7
Net sales	$139.2	$125.8	$541.3	$514.8	$550.4
Capex as % of net sales	3.6%	3.6%	2.9%	3.6%	2.7%

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2026	2025	2025	2024	2023
Depreciation and amortization expense	$8.8	$8.5	$34.5	$30.9	$28.7
Stock-based compensation expense	$2.0	$1.6	$4.9	$5.7	$5.2